As filed with the Securities and Exchange Commission on April 30, 2018
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________________________________
Federated Investors, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	25-1111467
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No)

Federated Investors Tower	15222-3779
Pittsburgh, Pennsylvania
(Address of Principal Executive Offices)	(Zip Code)

FEDERATED INVESTORS, INC. STOCK INCENTIVE PLAN
(Full title of the plan)

GEORGE F. MAGERA
Assistant Secretary and Deputy General Counsel
Federated Investors Tower
Pittsburgh, Pennsylvania 15222-3779
(Name and address of agent for service)

(412) 288-1900
(Telephone number, including area code, of agent for service)
 ___________________________________________________________________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Class B Common Stock, no par value per share	3,500,000	$30.45	$106,575,000	$13,268.59

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such additional and indeterminate number of shares of the Registrant's Class B common stock as may become issuable upon any future stock splits, stock dividends or similar transaction with respect to the shares being registered hereunder.

(2)
Estimated in accordance with Rules 457(c) and (h) under the Securities Act, solely for the purpose of calculating the registration fee. The price of $30.45 per share represents the average of the high and low prices of the Registrant's Class B common stock as reported by the New York Stock Exchange on April 26, 2018.

EXPLANATORY NOTE
Federated Investors, Inc, (the "Registrant") previously filed a Registration Statement on Form S-8 (File No. 333-62471) registering 9,267,000 shares of the Registrant's Class B common stock, no par value per share (the "Class B Common Stock") under the Federated Investors, Inc. Stock Incentive Plan (the "Plan") on August 28, 1998 (the "Original Registration Statement"), a Post-Effective Amendment No. 1 to the Original Registration Statement to reflect the three-for-two split of the Registrant's Class B Common Stock, effected on July 17, 2000, which increased the total number of shares of Class B Common Stock registered pursuant to the Original Registration to 13,900,500, on May 17, 2001, a Registration Statement on Form S-8 (File No. 333-136081) to register an additional 3,300,000 shares of Class B Common Stock on July 27, 2006, and a Registration Statement on Form S-8 (File No. 333-173859) to register an additional 3,500,000 shares of Class B Common Stock on May 2, 2011. The Registrant hereby incorporates by reference the contents of such previously filed Registration Statements on Form S-8 to the extent not otherwise amended or superseded by the contents of this Registration Statement.
Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 is being filed to register an additional 3,500,000 shares of the Registrants Class B common stock under the Plan.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

(a)
the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (including portions of the Registrant's Information Statement for its 2018 annual meeting of stockholders filed with the Commission on March 15, 2018, as amended on April 17, 2018 to the extent specifically incorporated by reference in such Form 10-K);

(b)
the Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018; the Registrant's Current Report on Form 8-K filed with the Commission on April 13, 2018 (except with respect to information furnished pursuant to Item 7.01); the Registrant's Current Report on Form 8-K filed with the Commission on April 18, 2018; the Registrant's Current Report on Form 8-K filed with the Commission on April 26, 2018; and

(c)
the description of the Registrant's Class B common stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on May 11, 1998, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all the securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission.

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Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement and incorporated by reference herein.

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.01 to the Registrant's Registration Statement on Form S-4 (File No. 333-48361) filed on March 20, 1998)

4.2	Restated By-Laws of Federated (incorporated by reference to Exhibit 3.02 to the Registrant's Registration Statement on Form S-4 (File No. 333-48361) filed on March 20, 1998)

4.3	Form of Class B Common Stock certificate (incorporated by reference to Exhibit 4.02 to the Registrant's Registration Statement on Form S-4 (File No. 333-48361) filed on April 24, 1998)

5.1*	Opinion of George F. Magera, Assistant Secretary and Deputy General Counsel of the Registrant

10.1
Federated Investors, Inc. Stock Incentive Plan, amended as of April 28, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant's March 31, 2011 Quarterly Report on Form 10-Q (File No. 001-14818))

10.2
Federated Investors, Inc. Stock Incentive Plan, amended as of April 26, 2018 (incorporated by reference to Exhibit 10.1 to the Registrant's March 31, 2018 Quarterly Report on Form 10-Q (File No. 001-14818))

23.1*	Consent of Ernst & Young LLP

23.2	Consent of George F. Magera, Assistant Secretary and Deputy General Counsel of the Registrant (included in Exhibit 5.1)

24.1	Power of Attorney (see signature page)
*    Filed herewith

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 30th day of April, 2018.

FEDERATED INVESTORS, INC.

By:	/s/ Thomas R. Donahue
Thomas R. Donahue
Chief Financial Officer

POWER OF ATTORNEY
Each of the undersigned hereby constitutes and appoints Thomas R. Donahue his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign this registration statement on Form S-8 filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and any and all amendments to this registration statement (including post-effective amendments) under the Securities Act, and otherwise), and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ J. Christopher Donahue	President, Chief Executive Officer, Chairman and Director (Principal Executive Officer)	April 30, 2018
J. Christopher Donahue

/s/ Thomas R. Donahue	Chief Financial Officer and Director (Principal Financial Officer)	April 30, 2018
Thomas R. Donahue

/s/ Richard A. Novak	Principal Accounting Officer	April 30, 2018
Richard A. Novak

/s/ Joseph C. Bartolacci	Director	April 30, 2018
Joseph C. Bartolacci

/s/ Michael J. Farrell	Director	April 30, 2018
Michael J. Farrell

/s/ John B. Fisher	Director	April 30, 2018
John B. Fisher

/s/ Marie Milie Jones	Director	April 30, 2018
Marie Milie Jones

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